Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
psands@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2014 Financial Results

New York, NY – August 5, 2014 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net-lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2014.

Financial Update – Second Quarter 2014

•	Revenues of $252.9 million and revenues, excluding reimbursable expenses, of $205.2 million

•	AFFO of $122.2 million, equivalent to $1.21 per diluted share

•	Quarterly dividend of $0.90, equivalent to an annualized dividend rate of $3.60 per share

•	Full year 2014 AFFO guidance range raised to $4.62 to $4.82 per diluted share

Business Update – Second Quarter 2014

•	Acquired one property for $47.2 million

•	Disposed of 15 properties for total proceeds of $170.6 million

•	Owned portfolio occupancy of 98.5%

•	Structured $559.3 million of investments on behalf of the Managed REITs

•	Raised $492.4 million on behalf of the Managed REITs

MANAGEMENT COMMENTARY

“We have better clarity on our earnings capacity now that we have completed our first full quarter following the merger with CPA®:16 – Global and also have enhanced our supplemental disclosure,” said W. P. Carey President and CEO, Trevor Bond. “We continued to be an active capital recycler in the second quarter, disposing of several smaller properties with relatively short lease terms while focusing on building an opportunity pipeline containing longer-duration assets. Also, our investment management business generated strong revenues as a result of robust fundraising and transaction volumes on behalf of the Managed REITs.

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 1

"Given the AFFO generated during the first six months and with greater visibility into the second half of the year, we are pleased to announce that we are raising our full year AFFO guidance range to $4.62 to $4.82 per diluted share.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues, excluding reimbursable costs, for the 2014 second quarter totaled $205.2 million, up 25.7% from $163.3 million for the 2014 first quarter, and up 119.0% from $93.7 million for the 2013 second quarter. In each case, the increase was due primarily to additional real estate revenues from properties acquired in the Company’s merger with CPA®:16 – Global, which closed on January 31, 2014 (the CPA®:16 Merger).

•
Real Estate Ownership: Real estate revenues, excluding reimbursable tenant costs, for the 2014 second quarter were $171.0 million, up 32.5% from $129.1 million for the 2014 first quarter, and up 129.2% from $74.6 million for the 2013 second quarter. In each case, the increase was due primarily to additional lease revenues from properties acquired in the CPA®:16 Merger.

•
Investment Management: Revenues from the Managed REITs, excluding reimbursable costs, for the 2014 second quarter were $34.2 million, virtually unchanged from the 2014 first quarter as higher dealer manager fees were principally offset by the cessation of asset management revenue from CPA®:16 – Global upon completion of the CPA®:16 Merger. Compared to the 2013 second quarter, revenues from the Managed REITs, excluding reimbursable costs, increased 79.1% from $19.1 million, due primarily to higher structuring revenue and higher dealer manager fees resulting from increased activity on behalf of the Managed REITs.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2014 second quarter was $122.2 million, which included the impact of properties acquired in the CPA®:16 Merger for three months, versus two months for the 2014 first quarter. This compares to AFFO of $118.2 million for the 2014 first quarter, which also included the impact of a tax benefit in connection with the payment of annual incentive compensation.

•
AFFO per diluted share for the 2014 second quarter was $1.21, which included the impact of: (i) properties acquired in the CPA®:16 Merger for three months, versus two months for the 2014 first quarter; and (ii) 30.7 million shares issued in connection with the CPA®:16 Merger in weighted average shares outstanding for three months, versus two months for the 2014 first quarter. This compares to AFFO per diluted share for the 2014 first quarter of $1.31, which also included the impact of a tax benefit in connection with the payment of annual incentive compensation.

•
Compared to the 2013 second quarter, AFFO and AFFO per diluted share increased 68.3% and 15.2%, respectively, from $72.6 million, or $1.05 per diluted share, due primarily to additional real estate revenues from properties acquired in the CPA®:16 Merger.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on June 19, 2014 the Company’s Board of Directors declared a quarterly cash dividend of $0.90 per share, equivalent to an annualized dividend rate of $3.60 per share, which was paid on July 15, 2014 to stockholders of record as of the close of business on June 30, 2014. The dividend represented a 0.6% increase over the 2014 first quarter and was the Company’s 53rd consecutive quarterly increase.

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 2

AFFO GUIDANCE

•
The Company has raised its 2014 full year AFFO guidance range to $4.62 to $4.82 per diluted share, up from its previously announced range of $4.40 to $4.65 per diluted share, based on assumed full year 2014 total acquisition volume of approximately $1.9 billion to $2.6 billion, including approximately $1.4 billion to $2.0 billion on behalf of the Managed REITs.

BALANCE SHEET AND CAPITALIZATION

Mortgage Prepayments

•
During the 2014 second quarter, in connection with its long-term plan to become a primarily unsecured borrower, the Company prepaid non-recourse mortgage loans with an aggregate outstanding principal balance of $85.0 million, which was in addition to scheduled mortgage loan principal payments totaling $44.9 million.

•	As a result, for the six months ended June 30, 2014, principal prepayments on non-recourse mortgage loans totaled $201.8 million and scheduled mortgage loan principal payments totaled $61.6 million.

OWNED REAL ESTATE PORTFOLIO

Acquisitions and Dispositions

•
During the 2014 second quarter, the Company completed one investment for $47.2 million and disposed of 15 properties for total gross proceeds of $170.6 million as part of its active capital recycling program, intended to extend the portfolio’s average lease term, improve overall portfolio credit quality and increase asset criticality within the portfolio.

•	Transactions during the 2014 second quarter brought total acquisitions and dispositions for the six months ended June 30, 2014 to $89.1 million and $298.3 million, respectively.

Composition

•
As of June 30, 2014, the Company’s owned portfolio consisted of 686 net-leased properties, comprising 81.8 million square feet leased to 216 tenants, and four operating properties. As of that date, the average lease term of the net-leased portfolio was 8.6 years and the occupancy rate was 98.5%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global, CPA®:18 – Global (together the CPA® REITs) and Carey Watermark Investors Incorporated (CWI) (together the Managed REITs). At June 30, 2014, the Managed REITs, in aggregate, had total assets under management of approximately $8.2 billion.

Acquisitions

•
During the 2014 second quarter, the Company structured ten new investments totaling $151.9 million on behalf of the CPA® REITs, bringing total acquisitions for the six months ended June 30, 2014 to $526.8 million. In addition, during the 2014 second quarter the Company structured new investments in five hotels totaling $407.4 million on behalf of CWI.

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 3

Fundraising

•
During the 2014 second quarter, the Company raised $492.4 million on behalf of the Managed REITs, comprised of $398.7 million on behalf of CPA®:18 – Global in its initial public offering and $93.7 million on behalf of CWI in its follow-on offering, bringing the total raised on behalf of the Managed REITs during the six months ended June 30, 2014 to $909.0 million.

•
In May 2014, the board of directors of CPA®:18 – Global approved the discontinuation of sales of its Class A common stock through June 30, 2014 in order to moderate the pace of its fundraising. In order to facilitate the final sales of Class A shares as of June 30, 2014 and the continued sale of Class C shares, the board of directors of CPA®:18 – Global also approved the reallocation to its initial public offering of up to $250.0 million of the shares that were initially allocated to sales of its stock through its dividend reinvestment plan.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2014 second quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on August 5, 2014.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 15 minutes prior to the start time.

Date/Time: Tuesday, August 5, 2014 at 11:00 a.m. Eastern Time
Call-in Number: +1-877-317-6789 (US) or +1-412-317-6789 (international)
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.
W. P. Carey Inc. is a leading global net-lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At June 30, 2014, the Company had an enterprise value of approximately $9.9 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded REITs with assets under management of approximately $8.2 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Act and the Exchange Act, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Bond as well as statements regarding the benefits of the CPA®:16 Merger, annualized dividends, funds from operations coverage and guidance, plans to become a primarily unsecured borrower through mortgage prepayments, and with regard to its capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance, or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A.  Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 3, 2014. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2014	December 31, 2013
Assets
Investments in real estate:
Real estate, at cost	$4,497,999	$2,516,325
Operating real estate, at cost	84,544	6,024
Accumulated depreciation	(217,155)	(168,958)
Net investments in properties	4,365,388	2,353,391
Net investments in direct financing leases	880,000	363,420
Assets held for sale	—	86,823
Equity investments in real estate and the Managed REITs	211,225	530,020
Net investments in real estate	5,456,613	3,333,654
Cash and cash equivalents	214,971	117,519
Due from affiliates	39,516	32,034
Goodwill	698,891	350,208
In-place lease intangible assets, net	966,406	467,127
Above-market rent intangible assets, net	570,498	241,975
Other assets, net	346,853	136,433
Total Assets	$8,293,748	$4,678,950

Liabilities and Equity
Liabilities:
Non-recourse debt	$2,823,415	$1,492,410
Senior credit facility and unsecured term loan	476,700	575,000
Senior unsecured notes	498,255	—
Below-market rent and other intangible liabilities, net	180,364	128,202
Accounts payable, accrued expenses and other liabilities	298,432	166,385
Deferred income taxes	87,991	39,040
Distributions payable	90,610	67,746
Total liabilities	4,455,767	2,468,783
Redeemable noncontrolling interest	6,418	7,436

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (None issued)	—	—
Common stock	100	69
Additional paid-in capital	4,024,039	2,256,503
Distributions in excess of accumulated earnings	(327,460)	(318,577)
Deferred compensation obligation	30,624	11,354
Accumulated other comprehensive income	14,215	15,336
Less: treasury stock at cost	(60,948)	(60,270)
Total W. P. Carey stockholders’ equity	3,680,570	1,904,415
Noncontrolling interests	150,993	298,316
Total equity	3,831,563	2,202,731
Total Liabilities and Equity	$8,293,748	$4,678,950

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Revenues		(Revised) (a)
Real estate revenues:
Lease revenues	$148,253	$123,068	$73,984
Reimbursable tenant costs	5,749	6,014	3,040
Operating property revenues	8,251	4,992	231
Lease termination income and other	14,481	1,000	402
	176,734	135,074	77,657
Revenues from the Managed REITs:
Reimbursable costs	41,925	39,732	15,467
Structuring revenue	17,254	17,750	6,422
Asset management revenue	9,045	9,777	10,355
Dealer manager fees	7,949	6,676	2,320
	76,173	73,935	34,564
	252,907	209,009	112,221
Operating Expenses
Depreciation and amortization	63,445	52,673	29,772
Reimbursable tenant and affiliate costs	47,674	45,746	18,507
General and administrative	19,133	22,671	14,545
Property expenses, excluding reimbursable tenant costs	11,209	8,418	2,282
Stock-based compensation expense	7,957	7,043	8,429
Dealer manager fees and expenses	6,285	5,424	3,163
Subadvisor fees	2,451	18	985
Impairment charges	2,066	—	—
Merger and acquisition expenses	1,137	29,613	3,128
	161,357	171,606	80,811
Other Income and Expenses
Net income from equity investments in real estate and the Managed REITs	9,452	14,262	32,541
Gain on change in control of interests (a)	—	104,645	—
Interest expense	(47,733)	(39,075)	(25,750)
Other income and (expenses)	(883)	(5,451)	2,450
	(39,164)	74,381	9,241
Income from continuing operations before income taxes	52,386	111,784	40,651
(Provision for) benefit from income taxes	(8,053)	(2,240)	1,134
Income from continuing operations before (loss) gain on sale of real estate	44,333	109,544	41,785
Income from discontinued operations, net of tax	26,460	6,392	4,364
(Loss) gain on sale of real estate, net of tax	(3,821)	80	(333)
Net Income	66,972	116,016	45,816
Net income attributable to noncontrolling interests	(2,344)	(1,578)	(2,692)
Net loss (income) attributable to redeemable noncontrolling interest	111	(262)	43
Net Income Attributable to W. P. Carey	$64,739	$114,176	$43,167
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.38	$1.20	$0.57
Income from discontinued operations attributable to W. P. Carey	0.26	0.07	0.06
Net Income Attributable to W. P. Carey	$0.64	$1.27	$0.63
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.38	$1.19	$0.56
Income from discontinued operations attributable to W. P. Carey	0.26	0.07	0.06
Net Income Attributable to W. P. Carey	$0.64	$1.26	$0.62
Weighted Average Shares Outstanding
Basic	100,236,362	89,366,055	68,406,771
Diluted	100,995,225	90,375,311	69,493,902
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$38,236	$107,636	$39,133
Income from discontinued operations, net of tax	26,503	6,540	4,034
Net Income	$64,739	$114,176	$43,167
Distributions Declared Per Share	$0.900	$0.895	$0.840

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2014 (a)	2013
Revenues
Real estate revenues:
Lease revenues	$271,320	$146,444
Reimbursable tenant costs	11,763	6,157
Operating property revenues	13,244	458
Lease termination income and other	15,479	1,082
	311,806	154,141
Revenues from the Managed REITs:
Reimbursable costs	81,657	27,435
Structuring revenue	35,005	12,764
Asset management revenue	18,822	20,369
Dealer manager fees	14,626	3,542
	150,110	64,110
	461,916	218,251
Operating Expenses
Depreciation and amortization	116,118	59,147
Reimbursable tenant and affiliate costs	93,420	33,592
General and administrative	41,802	31,596
Merger and acquisition expenses	30,751	3,249
Property expenses, excluding reimbursable tenant costs	19,627	4,047
Stock-based compensation expense	15,000	17,578
Dealer manager fees and expenses	11,710	5,126
Subadvisor fees	2,469	1,670
Impairment charges	2,066	—
	332,963	156,005
Other Income and Expenses
Net income from equity investments in real estate and the Managed REITs	23,714	43,197
Gain on change in control of interests (a)	104,645	—
Interest expense	(86,808)	(51,334)
Other income and (expenses)	(6,335)	3,849
	35,216	(4,288)
Income from continuing operations before income taxes	164,169	57,958
(Provision for) benefit from income taxes	(10,293)	2,341
Income from continuing operations before loss on sale of real estate	153,876	60,299
Income from discontinued operations, net of tax	32,853	1,688
Loss on sale of real estate, net of tax	(3,742)	(332)
Net Income	182,987	61,655
Net income attributable to noncontrolling interests	(3,921)	(4,400)
Net (income) loss attributable to redeemable noncontrolling interest	(151)	93
Net Income Attributable to W. P. Carey	$178,915	$57,348
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.53	$0.81
Income from discontinued operations attributable to W. P. Carey	0.35	0.02
Net Income Attributable to W. P. Carey	$1.88	$0.83
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.52	$0.80
Income from discontinued operations attributable to W. P. Carey	0.34	0.01
Net Income Attributable to W. P. Carey	$1.86	$0.81
Weighted Average Shares Outstanding
Basic	94,855,067	68,776,108
Diluted	95,857,916	69,870,849
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$145,884	$56,268
Income from discontinued operations, net of tax	33,031	1,080
Net Income	$178,915	$57,348
Distributions Declared Per Share	$1.795	$1.660

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 8

__________

(a)
Gain on change in control of interests for the three months ended March 31, 2014 represents a gain of $74.4 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method. During the six months ended June 30, 2014, one of these investments was sold. During the second quarter of 2014, we identified certain measurement period adjustments which increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. We did not record this adjustment during the three months ended June 30, 2014 but rather in the three months ended March 31, 2014. Consequently, amounts presented above for gain on change in control of interests and net income for the three months ended March 31, 2014 differ from amounts presented in the first quarter filings.

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds From Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Real Estate Ownership		(Revised) (a)
Net income from Real Estate Ownership attributable to W. P. Carey	$61,469	$111,691	$43,107
Adjustments:
Depreciation and amortization of real property	62,354	51,620	30,170
Impairment charges	2,066	—	1,671
Gain on sale of real estate, net	(25,582)	(3,176)	(981)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	533	1,265	(16,304)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,586)	(3,492)	(4,247)
Total adjustments	36,785	46,217	10,309
FFO (as defined by NAREIT) - Real Estate Ownership	98,254	157,908	53,416
Adjustments:
Gain on change in control of interests (a)	—	(104,645)	—
Merger and acquisition expenses (b)	915	29,511	218
Loss (gain) on extinguishment of debt	721	7,463	(141)
Other gains, net	(13)	(3)	—
Other depreciation, amortization and non-cash charges	1,719	483	(515)
Stock-based compensation	220	220	911
Deferred tax benefit	(1,246)	(5,944)	(21)
Acquisition expenses (c)	224	100	2,909
Realized losses on foreign currency, derivatives and other	156	655	102
Amortization of deferred financing costs	999	873	549
Straight-line and other rent adjustments	(8,999)	(2,669)	(2,277)
Above- and below-market rent intangible lease amortization, net	17,124	13,486	7,237
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(32)	5	279
AFFO adjustments to equity earnings from equity investments	935	2,936	10,718
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	259	(1,417)	(1,083)
Total adjustments	12,982	(58,946)	18,886
AFFO - Real Estate Ownership	$111,236	$98,962	$72,302

Investment Management
Net income from Investment Management attributable to W. P. Carey	$3,270	$2,485	$60
FFO (as defined by NAREIT) - Investment Management	3,270	2,485	60
Adjustments:
Merger-related income tax expense (b)	—	13,867	—
Other depreciation, amortization and other non-cash charges	—	937	253
Stock-based compensation	7,737	6,823	7,518
Deferred tax benefit	—	(4,986)	(7,815)
Realized losses on foreign currency	3	6	2
Amortization of deferred financing costs	—	152	318
Total adjustments	7,740	16,799	276
AFFO - Investment Management	$11,010	$19,284	$336

Total Company
FFO (as defined by NAREIT)	$101,524	$160,393	$53,476
FFO (as defined by NAREIT) per diluted share	$1.01	$1.77	$0.77
AFFO	$122,246	$118,246	$72,638
AFFO per diluted share	$1.21	$1.31	$1.05
Diluted weighted average shares outstanding	100,995,225	90,375,311	69,493,902

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds From Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2014 (a)	2013
Real Estate Ownership
Net income from Real Estate Ownership attributable to W. P. Carey	$173,157	$59,799
Adjustments:
Depreciation and amortization of real property	113,974	59,857
Impairment charges	2,066	4,950
Gain on sale of real estate, net	(28,758)	(50)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,798	(13,150)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(6,078)	(8,514)
Total adjustments	83,002	43,093
FFO (as defined by NAREIT) - Real Estate Ownership	256,159	102,892
Adjustments:
Gain on change in control of interests (a)	(104,645)	—
Merger and acquisition expenses (b)	30,426	329
Loss (gain) on extinguishment of debt	8,184	(67)
Other gains, net	(16)	(270)
Other depreciation, amortization and non-cash charges	2,202	285
Stock-based compensation	440	1,085
Deferred tax benefit	(7,190)	(1,046)
Acquisition expenses (c)	325	2,909
Realized losses on foreign currency, derivatives and other	811	154
Amortization of deferred financing costs	1,872	1,060
Straight-line and other rent adjustments	(11,668)	(4,446)
Above- and below-market rent intangible lease amortization, net	30,610	14,493
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(27)	557
AFFO adjustments to equity earnings from equity investments	3,872	19,967
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,158)	(2,644)
Total adjustments	(45,962)	32,366
AFFO - Real Estate Ownership	$210,197	$135,258

Investment Management
Net income (loss) from Investment Management attributable to W. P. Carey	$5,758	$(2,451)
FFO (as defined by NAREIT) - Investment Management	5,758	(2,451)
Adjustments:
Merger-related income tax expense	13,867	—
Other depreciation, amortization and other non-cash charges	937	515
Stock-based compensation	14,560	16,493
Deferred tax benefit	(4,986)	(5,562)
Realized losses on foreign currency	9	4
Amortization of deferred financing costs	152	636
Total adjustments	24,539	12,086
AFFO - Investment Management	$30,297	$9,635

Total Company
FFO (as defined by NAREIT)	$261,917	$100,441
FFO (as defined by NAREIT) per diluted share	$2.73	$1.44
AFFO	$240,494	$144,893
AFFO per diluted share	$2.51	$2.07
Diluted weighted average shares outstanding	95,857,916	69,870,849

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 11

__________

(a)
Gain on change in control of interests for the three months ended March 31, 2014 represents a gain of $74.4 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method. During the six months ended June 30, 2014, one of these investments was sold. During the second quarter of 2014, we identified certain measurement period adjustments which increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. We did not record this adjustment during the three months ended June 30, 2014 but rather in the three months ended March 31, 2014. Consequently, amounts presented above for gain on change in control of interests and net income for the three months ended March 31, 2014 differ from amounts presented in the first quarter filings.

(b)
Amount for the three months ended March 31, 2014 and the six months ended June 30, 2014 included $29.5 million and $30.4 million, respectively, of merger expenses for the Real Estate Ownership segment and $13.9 million of merger-related income tax expense for both periods for the Investment Management segment incurred in connection with the CPA®:16 Merger.

(c)	Prior to the second quarter of 2013, this amount was insignificant and therefore not included in the AFFO calculation.

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains or losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs not currently engaged in acquisitions, mergers, and restructuring, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2014 Earnings Release 8-K – 12